UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2007, Si Sokol retired as the Chairman of the Board and Chief Executive Officer of Bancinsurance Corporation (the "Company") and the Company’s wholly-owned subsidiary, Ohio Indemnity Company ("OIC"). On June 28, 2007, the Board of Directors of the Company appointed John S. Sokol, the Company’s current President and acting Chief Executive Officer and a Director, as the Chairman of the Board and Chief Executive Officer of the Company. He will also continue to serve as the Company’s President. In addition, the Board of Directors of OIC elected John S. Sokol as OIC’s Chairman of the Board and Chief Executive Officer. He will also continue to serve as OIC’s President.

John S. Sokol, age 45, has served as the Company's acting Chief Executive Officer since March 2007 and President since June 1999. Prior to that, he was Executive Vice President of the Company from June 1996 until June 1999. From 1993 to June 1996, John S. Sokol was Vice President of the Company. He joined the Company in 1993 after serving as an officer of Chemical Bank, a national provider of banking and financial services. John S. Sokol is the son of Si Sokol. The Company’s executive officers are elected by the Board of Directors and serve at the pleasure of the Board.

On June 28, 2007, the Company issued a press release announcing the retirement of Si Sokol and the appointment of John S. Sokol as his successor. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

June 28, 2007	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 28, 2007